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Report of Independent Registered Public Accounting Firm

The Board of Directors
Artio Global Equity Fund Inc. (formerly Julius Baer Global Equity Fund Inc.)

and

The Board of Trustees
Artio Global Investment Funds (formerly Julius Baer Investment Funds)

In planning and performing our audits of the financial statements of the Artio Global Equity Fund Inc. (formerly Julius Baer Global Equity Fund Inc.) and the Artio International Equity Fund (formerly Julius Baer International Equity Fund), Artio International Equity Fund II (formerly Julius Baer International Equity Fund II), Artio Total Return Bond Fund (formerly Julius Baer Total Return Bond Fund), Artio Global High Income Fund (formerly Julius Baer Global High Income Fund), Artio U.S. Microcap Fund (formerly Julius Baer U.S. Microcap Fund), Artio U.S. Smallcap Fund (formerly Julius Baer U.S. Smallcap Fund), Artio U.S. Midcap Fund (formerly Julius Baer U.S. Midcap Fund), and Artio U.S. Multicap Fund (formerly Julius Baer U.S. Multicap Fund), each a series of Artio Global Investment Funds (formerly Julius Baer Investment Funds) (collectively, the “Funds”), as of and for the year ended October 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2008.

This report is intended solely for the information and use of management, the Board of Directors of Artio Global Equity Fund, Inc. and the Board of Trustees of Artio Global Investment Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

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Boston, Massachusetts
December 30, 2008

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